UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The compensation committee (the "Committee") of the Board of Directors (the "Board") of Preferred Apartment Communities, Inc. ("we", "us", or the "Company") approved the grant of 256,098 Class B Units (the "Class B Units") of Preferred Apartment Communities Operating Partnership, L.P. (the "Partnership") pursuant to agreements entered into as of January 29, 2018, but effective as of January 2, 2018, to certain of our officers and directors and to certain other employees of either the Company's manager or another affiliate of the Company who provide services to the Company and/or the Partnership. These grants were calculated using an aggregate compensation to all grantees of $5,654,100.

The Class B Unit grants to four of our top six executive officers, totaling 168,571 Class B Units, were in lieu of reimbursement for aggregate annual cash compensation of $3,450,000 for 2018, for services to be rendered for the benefit of the Company and/or the Partnership. The Class B Units to these four executive officers will vest one year from the date of grant. In addition, Class B Unit grants to the other two executive officers, totaling 19,546 Class B Units, were in lieu of reimbursement for aggregate cash compensation of $400,000 for the three years of 2018, 2019 and 2020, for services to be rendered for the benefit of the Company and/or the Partnership. The Class B Units to the other two executive officers will vest ratably over three years from the date of grant. In making these grants, the Company acted in its capacity as the general partner of the Partnership.

The Class B Units can be earned based upon an aggregate $5,654,100 increase in the market capitalization of the Company from a baseline value set on the date of grant. All market capitalization calculations will be based on the total number of shares outstanding on the date of grant which was 38,576,926 shares of common stock of the Company. A determination of the number of earned Class B Units will occur on the first anniversary of the date of grant and, to the extent not fully earned on that date, additional determinations will be made at the end of each calendar quarter thereafter until the Class B Units are fully earned or forfeited.

Earned Class B Units, once vested, will automatically convert on a one-for-one basis into Class A Units of the Partnership. Class A Units are exchangeable for shares of the Company's common stock on a one-for-one basis, or cash, as selected by the Company. The shares of the Company's common stock, if and when issued, will be issued pursuant to the Company's 2011 Stock Incentive Plan, as amended.

The Class B Units are designed to qualify as "profits interests" in the Partnership for federal income tax purposes. As a general matter, the profits interests characteristics of a Class B Unit mean that at the time of grant it will not be economically equivalent in value to a Class A Unit. The economic value of a Class B Unit can increase over time as it is earned.

The foregoing summary of the 2018 Class B Unit Award Agreements are qualified in their entirety by reference to the form of 2018 Class B Unit Award Agreement (1-Year), a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and the form of 2018 Class B Unit Award Agreement (3-Year), a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, both of which are incorporated by reference herein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
10.1	Form of Preferred Apartment Communities, Inc. 2018 Class B Unit Award Agreement (1-Year)*
10.2	Form of Preferred Apartment Communities, Inc. 2018 Class B Unit Award Agreement (3-Year)*
* Represents a management contract, or compensatory plan, contract or arrangement required to be filed pursuant to Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: January 29, 2018	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
Executive Vice President, General Counsel and Secretary